3.1(a)

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                GVC VENTURE CORP.

                (PURSUANT TO SECTIONS 245 AND 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)

         GVC VENTURE CORP. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby, pursuant to the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware, amend and restate in its entirety the Corporation's Certificate of Incorporation, which was originally filed on December 9, 1986. The amendments and additions made by this Restated Certificate of Incorporation have been duly authorized by the Board of Directors of the Corporation and approved by written consent of the sole stockholder of the Corporation, all in conformity with the provisions of the General Corporation Law of the State of Delaware.

         The Corporation's Certificate of Incorporation is hereby superseded by the following Restated Certificate of Incorporation.

         First: The name of the corporation (hereinafter called the "Corporation") is GVC VENTURE CORP."

         Second: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         Third: The nature of the business and the purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be now or hereafter organized under the General Corporation Law of the State of Delaware.

         Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is eleven million, of which ten million shall be Common Stock, a par value ten cents ($.10) per share, and one million shall be Preferred Stock, without par value.

         No holder of any shares of any class of stock of the Corporation now or hereafter authorized shall have any pre-emptive right or be entitled as a matter of right as such holder to purchase, subscribe for or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now or hereafter authorized or issued and thereafter acquired by the Corporation.

         A description of the different classes of stock of the Corporation and the manner of determining the designations and number of series of Preferred Stock and the relative voting, dividend, liquidation and other rights, preferences and limitations of each such series are as follows:

                                 PREFERRED STOCK

         The Board of Directors is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Each such series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for each series as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the voting powers of such series, if any, and the designations, preferences and relative, participating. optional and other special tights and the qualifications, limitations and restrictions thereof, if any, for such series, including without limitation the following:

                  (1) The distinctive designation of and the number of shares of Preferred Stock which shall constitute. such series; provided that such number may be increased (except where otherwise provided by the Board of Directors and in any case not above the number of authorized but then unissued shares thereof) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                  (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of Preferred Stock or any other class of stock of the Corporation and whether such dividends shall be cumulative or non-cumulative;

                  (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class of stock or any series of any class of stock of the Corporation and the terms and conditions of such conversion or exchange;

                  (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed;

                  (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

                  (7) The voting powers, if any, of the holders of such series of the Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with any other series of the Preferred Stock as a class, (i) to vote more or less than one vote per share on any or all matters voted upon by the stockholders, and (ii) to elect one or more directors of the Corporation if there has been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such other conditions as the Board of Directors may fix.

         Except as otherwise provided in this Restated Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

                                  COMMON STOCK

         The Common Stock shall be subject to the prior rights of the holders of the Preferred Stock as set forth above.

         At every meeting of the stockholders, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his name on the books of the Corporation.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of Preferred Stock and to the holders of outstanding shares of any other class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or purchase fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors.

                  In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the shares of Preferred Stock and any other class having preference over the Common Stock in the event of liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or part, as to distributions of assets, shall be entitled to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

         Each share of Common Stock shall have the same relative rights as and be identical in all respects with all the other shares of Common Stock.

         Fifth: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

                  (1) The Corporation may amend, alter, change or repeal any provisions contained in this Restated Certificate of Incorporation or in any amendment thereto, in the manner now or hereafter prescribed by law. The Board of Directors shall have the power, concurrent with the power of the stockholders, to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter , amend or repeal, or adopt any provision inconsistent with, Article I, Section 2 and Article II, Sections 2 and 4 of the By-Laws. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, this paragraph 1 of Article FIFTH.

                  (2) Board of Directors

                      (a) Number, Term of Office, Classification - The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Restated Certificate of Incorporation applicable thereto) shall be not fewer than 3 nor more than 12, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock voting separately as a class) shall be divided into three classes, designated Class I, Class II and Class III. Each class shall be as nearly equal in number as possible. The term of the initial Class I directors shall terminate on the date of the 1987 annual meeting of stockholders, the term of the initial Class II directors shall terminate on the date of the 1988 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 1989 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1987, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed, and shall be elected for three-year terms. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. If the number of directors is changed by resolution of the Board of Directors pursuant to this paragraph 2, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

                      (b) Vacancy, Removal, Nomination - Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directorship to be filled by reason of an increase in the number of directors and any other vacancy on the Board of Directors, however caused, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor shall have been elected and qualified.

         Subject to the rights of the holders of one or more series of Preferred Stock then outstanding with respect to directors elected by the holders of such Preferred Stock, one or more or all of the directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of such directors.

         No person shall be eligible for election as a director at any annual or special meeting of stockholders unless such person was nominated by action of the Board of Directors or a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of the Corporation not less than sixty (60) days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such terms, and, during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in subparagraph
(a) of this paragraph 2.

                      (c) Amendment - Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, and in addition to any other vote required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with this paragraph 2 of Article FIFTH.

                  (3) The By-Laws may prescribe the number of directors necessary to constitute a quorum and such number may be less than a majority of the total number of directors, but shall not be less than one-third of the total number of directors.

                  (4) Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting only if at least eighty percent (80%) of the stockholders entitled to vote thereon consent in writing and all other requirements of law have been satisfied. Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, and in addition to any other vote required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with this paragraph 4 of Article FIFTH.

         Sixth: (1) In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the By-Laws of the Corporation, a Business Combination (as hereinafter defined) shall be approved by the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (2) The provisions of paragraph 1 of this Article SIXTH shall not be applicable to any particular Business Combination, and such Business Combination need be approved by only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if the Business Combination shall have been approved (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder, as hereinafter defined, to become an Interested Stockholder) by a majority of the Continuing Directors (as hereinafter defined).

                  (3) The following definitions and interpretations shall apply with respect to this Article SIXTH.

                      (a) The term "Business Combination" shall mean:

                          1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate (as hereinafter defined) of an Interested Stockholder; or

                          2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other agreement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of an Interested Stockholder involving any assets, securities or commitments of the Corporation, any Interested Stockholder, any Subsidiary of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                          3. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation which is voted for, approved or consented to by any Interested Stockholder; or

                          4. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder)that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                          5. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) to (4).

                      (b) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Restated Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally,

                      (c) The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

                      (d) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan for the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (i) is the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing five percent (5%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; provided, however, that notwithstanding the foregoing and anything contained in this Restated Certificate of -------- ------- Incorporation to the contrary, Grow Group, Inc. or its successors in interest shall not be deemed an Interested Stockholder as defined in this Article SIXTH.

                      (e) A person shall be a "beneficial owner" of any Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (B)the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to subparagraph (d) of this paragraph 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this subparagraph (e) of paragraph 3, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise.

                      (f) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Act") as in effect on the date that this Article SIXTH is approved by the Board (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation).

                      (g) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in subparagraph (d) of this paragraph 3, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

                      (h) The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

                  (4) A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article SIXTH, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, and (c) whether a person is an Affiliate or Associate of another. Any such determination made in good faith shall be binding and conclusive on all parties.

                  (5) Nothing contained in this Article SIXTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

                  (6) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article SIXTH.

         Seventh: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         Eighth: (1) Each person who at any time is or was an officer or director of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person was or is an officer or director of the Corporation or serves or served at the request of the Corporation as an officer, director, employee, member, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding to the full extent permitted by the General Corporation Law of the State of Delaware.

                  (2) The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, member, employee, trustee or agent and shall inure to the benefit of heirs, executors and administrators of such person.

                  (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article EIGHTH or of the General Corporation Law of the State of Delaware.

         Ninth: No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director unless, and only to the extent that, such director is liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to, repeal or adoption of any provision of this Restated Certificate of Incorporation inconsistent with this article shall apply to or have any effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision.

         WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed by its President and its corporate seal to be hereto affixed and attested by its Secretary this 29th day of May, 1987.



                                           GROW VENTURES CORPORATION



                                           By: /s/ Russell Banks
                                               --------------------------------
                                                          President

[SEAL]

Attest:


By:  /s/ Lloyd Frank
     -------------------------------
         Secretary